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                                  EXHIBIT 5.1



November 23, 1998




The Board of Directors of
Glacier Bancorp, Inc.
202 Main Street
Kalispell, Montana  59903

        RE:    LEGAL OPINION REGARDING VALIDITY OF SECURITIES OFFERED

Ladies and Gentlemen:

        As you know, we are acting as counsel for Glacier Bancorp, Inc. ("Glacier"), a Delaware corporation and bank holding company ("Glacier"), in connection with the registration under the Securities Act of 1933, as amended ("Act"), of a maximum of 222,707 shares of Glacier's common stock, $.01 par value ("Shares"). A Registration Statement on Form S-4 ("Registration Statement") is being filed with the Securities and Exchange Commission ("SEC") under the Act with respect to the offering of the Shares pursuant to the proposed acquisition of Big Sky Western Bank, a Montana banking corporation ("Big Sky").

        In connection with the offering of the Shares, we have examined: (a) the Agreement and Plan of Share Exchange ("Share Exchange Agreement"), dated as of October 20, 1998, between Glacier and Big Sky, attached as Appendix A to the Prospectus/Proxy Statement included in the Registration Statement; (b) the Registration Statement; and (c) such other documents as we have deemed necessary to form the opinion expressed below. As to various questions of fact material to such opinion, where relevant facts were not independently established, we have relied upon statements of officers of Glacier.

        Based and relying solely upon the foregoing, we advise you that in our opinion, the Shares, or any portion thereof, when issued pursuant to the Share Exchange Agreement after the Registration Statement has become effective under the Act, will be validly issued under the laws of the State of Delaware and will be fully paid and nonassessable.

        Consent is hereby given to the filing of this opinion as an exhibit to the Registration Statement and to the legal reference to this firm under the caption "Certain Legal Matters" as having passed upon the validity of the Shares. This consent shall not be construed to cause us to be in the category of

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November 23, 1998
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persons whose consent is required to be filed pursuant to Section 7 of the Act, or the rules and regulations of the SEC promulgated under the Act.

                                            Very truly yours,

                                            GRAHAM & DUNN PC

                                            /s/ Graham & Dunn